Exhibit 4.2

DATED AS OF AUGUST 21, 2026

ALEXANDRIA REAL ESTATE EQUITIES, INC.,

as Issuer,

ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

as Guarantor,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE NO. 3

$1,000,000,000

7.250% SERIES A FIXED-TO-FIXED RESET RATE

JUNIOR SUBORDINATED NOTES DUE 2057

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SUPPLEMENTAL INDENTURE NO. 3, dated as of August 21, 2026 (this “Third Supplemental Indenture”), among ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (the “Company”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (the “Guarantor”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company, the Guarantor and the Trustee have heretofore entered into an Indenture, dated as of February 13, 2025 (the “Base Indenture”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (the “Securities”) of the Company in one or more series;

WHEREAS, the Company, the Guarantor and the Trustee executed supplemental indenture no. 1, dated as of February 13, 2025, pursuant to which the Company issued $550,000,000 in aggregate principal amount of its 5.50% Senior Notes due 2035 on February 13, 2025 (the “2035 Notes”);

WHEREAS, the Company, the Guarantor and the Trustee executed supplemental indenture no. 2, dated as of February 25, 2026, pursuant to which the Company issued $750,000,000 in aggregate principal amount of its 5.25% Senior Notes due 2036 on February 25, 2026 (the “2036 Notes”);

WHEREAS, Section 9.1(6) and (7) of the Base Indenture provide, among other things, that, without the consent of the Holders of the Securities, one or more indentures supplemental to the Base Indenture may be entered into (i) to establish the form or terms of Securities of any series or (ii) to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination shall become effective only when there is no such Security Outstanding;

WHEREAS, each of the Company and the Guarantor desires to execute this Third Supplemental Indenture to establish the form and to provide for the issuance of a series of the Company’s junior subordinated notes designated as its 7.250% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057 (the “Notes”) in an initial aggregate principal amount of $1,000,000,000;

WHEREAS, the Guarantor will guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes pursuant to Article V of this Third Supplemental Indenture;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has duly adopted resolutions authorizing the Company to create and issue the Notes and to execute and deliver this Third Supplemental Indenture;

WHEREAS, the Board of Directors of ARE-QRS Corp., as sole general partner of the Guarantor, has duly adopted resolutions authorizing the Guarantor to execute and deliver this Third Supplemental Indenture;

WHEREAS, concurrently with the execution hereof, the Company has delivered to the Trustee an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an Opinion of Counsel satisfying the requirements of Sections 1.2, 3.3 and 9.3 of the Base Indenture; and

WHEREAS, all other conditions and requirements necessary to make this Third Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company, the Guarantor and the Trustee agrees as follows:

Article I

RELATION TO BASE INDENTURE

Section 1.1.            Relation to Base Indenture. This Third Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Third Supplemental Indenture, except as expressly provided in Sections 3.14 through 3.18 and Sections 5.5 through 5.9 hereof with respect to the holders of Senior Debt of the Company or the Guarantor, as applicable, and their respective representatives, all provisions of this Third Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

Article II

DEFINITIONS

Section 2.1.            Definitions. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)            capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;

(b)            all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture; and

(c)            as used herein the following terms have the following meanings:

“2035 Notes” has the meaning set forth in the recitals hereof.

“2036 Notes” has the meaning set forth in the recitals hereof.

“Additional Interest” means, with respect to any deferred interest on the Notes, additional interest accrued thereon at a rate equal to the interest rate then applicable to the Notes, compounded on each Interest Payment Date, to the extent permitted by applicable law.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Section 3.4 hereof, as part of the same series as the Initial Notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

“Benefited Party” has the meaning set forth in Section 5.1 hereof.

“Calculation Agent” means, at any time, the entity appointed by the Company and serving as such agent with respect to the Notes at such time.

“Clearstream” means Clearstream Banking, S.A.

“Confidential Datasite” has the meaning set forth in Section 6.5 hereof.

“Debt” means any Person’s indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes (including, in the case of the Company, the Notes, the 2035 Notes, the 2036 Notes and all other outstanding senior unsecured notes of the Company), debentures or similar instruments, (2) obligations secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, but only to the extent of the lesser of (a) the amount of obligations so secured and (b) the fair market value (determined in good faith by the board of directors of such Person (as evidenced by an Officers’ Certificate to the Trustee) or, in the case of the Company or a Subsidiary of the Company, by the Board of Directors (as evidenced by an Officers’ Certificate delivered to the Trustee)) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by such Person as lessee which is reflected on such Person’s consolidated balance sheet as a capitalized lease (finance lease) in accordance with GAAP; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on such Person’s consolidated balance sheet in accordance with GAAP. The term “Debt” also includes, to the extent not otherwise included, any obligation of a Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which such Person is a party and has assigned such Person’s interest, provided that such assignee of such Person is not in default of any amounts due and owing under such leases), Debt of another person (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 3.6 hereof.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.12 hereof, substantially in the form of Exhibit A hereof except that such Note shall not bear the Global Note legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depository” means, with respect to the Notes, The Depository Trust Company and any successor thereto.

“Dollars” and “$” means the currency of the United States of America.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 7.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“First Reset Date” means February 15, 2032.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent Statistical Release, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent Statistical Release. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be the Initial Interest Rate.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in this Indenture is being determined, there have been changes in accounting principles generally accepted in the United States of America from those that applied to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025, the Company may, in its sole discretion, determine compliance with the covenants contained in this Indenture using accounting principles generally accepted in the United States of America as in effect as of the end of any calendar quarter selected by the Company, in the Company’s sole discretion, that is on or after December 31, 2025 and prior to the date as of which compliance with the covenants in this Indenture is being determined (“Fixed GAAP”), and, solely for purposes of calculating the covenants as of such date, “GAAP” shall mean Fixed GAAP.

“Global Note” means, individually and collectively, each of the Notes in the form established pursuant to Section 3.11 issued to the Depository or its nominee, substantially in the form of Exhibit A.

“Guarantee Obligations” has the meaning set forth in Section 5.1 hereof.

“Indenture” means the Base Indenture, as supplemented, amended or restated, from time to time, including pursuant to this Third Supplemental Indenture.

“Indirect Participant” means a person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $1,000,000,000 aggregate principal amount of Notes issued under this Third Supplemental Indenture on the date hereof.

“Initial Original Principal Amount” has the meaning set forth in Section 3.4 hereof.

“Initial Interest Rate” means 7.250% per annum.

“Interest Payment Date” has the meaning set forth in Section 3.5 hereof.

“Maturity Date” has the meaning set forth in Section 3.5 hereof.

“Notes” means the Company’s 7.250% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057 established pursuant to this Third Supplemental Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Officer” means the Executive Chairman, the Chief Executive Officer (or any Co-Chief Executive Officer), the Chief Financial Officer, the President (or any Co-President), any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Optional Deferral Period” has the meaning set forth in Section 6.3 hereof.

“Original Issue Date” means August 21, 2026.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a person who has an account with the Depository, Euroclear or Clearstream, respectively.

“Permitted REIT Status Dividend” means, in respect of any relevant calendar year, a distribution in cash by the Company in respect of its common stock but only if, and only to the extent, such distribution is necessary to (i) maintain the Company’s U.S. federal income tax status as a real estate investment trust (“REIT”) in such relevant calendar year and (ii) avoid the imposition of U.S. corporate income and excise taxes on the Company in such relevant calendar year (i.e., 100% of the Company’s taxable income); provided, however, that such distribution may only be paid once in respect of any such relevant calendar year and only during the time period commencing after January 1 of the calendar year immediately following such relevant calendar year and ending on January 31 of the calendar year immediately following such relevant calendar year; provided, further, that the amount of such distribution will be determined by the Company in good faith, based on its estimate, as of the date of the declaration of such distribution, of its taxable income for the relevant calendar year, calculated in a manner consistent with the Company’s past practices, and, so long as such distribution does not exceed 110% of such good faith estimate, the entire amount thereof will be deemed necessary for purposes of clauses (i) and (ii) above and will constitute a “Permitted REIT Status Dividend” (it being agreed that, solely for purposes of the foregoing determination, the Company may ignore any distribution of additional capital stock in respect of such relevant calendar year, which otherwise may, in whole or in part, count toward the annual minimum distribution requirement under the REIT tax rules and the imposition of U.S. corporate income and excise taxes).

“Prospectus” means the base prospectus, dated February 1, 2024, included as part of a registration statement on Form S-3 under the Securities Act, filed by the Company with the Commission on February 1, 2024 (File No. 333-276803), as supplemented by a prospectus supplement, dated August 12, 2026, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto) that then publishes a rating for the Company or the Guarantor (such organization, together with any successor thereto, a “Rating Agency”) in assigning equity credit to securities such as the Notes, (a) as such methodology was in effect on the date of the Prospectus, in the case of any Rating Agency that published a rating for the Company or the Guarantor as of the date of the Prospectus, or (b) as such methodology was in effect on the date such Rating Agency first published a rating for the Company or the Guarantor, in the case of any Rating Agency that first publishes a rating for the Company or the Guarantor after the date of the Prospectus (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such Rating Agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such Rating Agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such Rating Agency had the current methodology not been changed.

“Record Date” has the meaning set forth in Section 3.5 hereof.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1 hereof, the date fixed for such redemption in accordance with the provisions of Section 4.1 hereof.

“Redemption Price” has the meaning specified in Section 4.1 hereof.

“Reset Date” means the First Reset Date and February 15 of every fifth year after 2032, whether or not a Business Day.

“Reset Interest Determination Date” means, in respect of any Reset Period, the date falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date, and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date, the Maturity Date or the applicable Redemption Date, as the case may be.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Debt” means all Debt of the Company and, in the case of the Guarantee, the Guarantor, whether outstanding as of the date of the Indenture or created, incurred or assumed after such date, unless, by the terms of the instrument creating or evidencing such Debt or pursuant to which such Debt is outstanding, it is provided that such Debt is not superior in right of payment to the Notes, in the case of the Company, or the Guarantee, in the case of the Guarantor, or to other Debt which is pari passu with or subordinated to the Notes, in the case of the Company, or the Guarantee, in the case of the Guarantor; provided that, in no event shall “Senior Debt” include (a) the Notes, (b) Debt of the Company or the Guarantor owed or owing to any Subsidiary or any officer, director or employee of the Company, the Guarantor or any of their respective Subsidiaries, (c) trade accounts payable owed to trade creditors or (d) any liability for taxes owed or owing by the Company or the Guarantor.

“Significant Subsidiary” means each Subsidiary that is a “significant subsidiary,” if any, of the Company, as such term is defined in Regulation S-X under the Securities Act.

“Statistical Release” means the statistical release designated “H.15” or any successor publication published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto). For purposes of determining the Five-year U.S. Treasury Rate, the most recent Statistical Release shall mean the Statistical Release published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Tax Event” means the receipt by the Company of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) any threatened challenge asserted in writing in connection with an audit of the Company or any of its Subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after the date of the Prospectus, there is more than an insubstantial risk that interest payable by the Company on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for U.S. federal income tax purposes.

Article III

THE SERIES OF NOTES

Section 3.1.            Title of the Securities. There shall be a series of Securities designated the 7.250% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057.

Section 3.2.            Price. The Initial Notes shall be issued at a public offering price of 100.000% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.

Section 3.3.            Issuance. The Notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The registered Holder of a Note will be treated as its owner for all purposes.

Section 3.4.            Limitation on Aggregate Principal Amount. The aggregate principal amount of the Notes shall initially be limited to $1,000,000,000 (the “Initial Original Principal Amount”). Notwithstanding the foregoing, the Company, without notice to or the consent of the Holders of the Notes, by Board Resolutions or indentures supplemental to the Base Indenture from time to time may increase the principal amount of the Notes by issuing Additional Notes in the future on the same terms and conditions as the Initial Notes except for any difference in the date of issuance, issue price, the initial interest payment date and interest accrued prior to the issue date of the Additional Notes, and with the same CUSIP number as the Initial Notes so long as such Additional Notes are fungible for U.S. federal income tax purposes with the Initial Notes (as determined by the Company); provided that the provisions of the Notes specifying the rate of interest thereon to, but excluding, the First Reset Date shall not apply to any Additional Notes whose date of original issuance is on or after the First Reset Date. Except as provided in this Section 3.4, any such Board Resolutions or indentures supplemental to the Base Indenture and Sections 2.1 and 3.1 of the Base Indenture, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of the Initial Original Principal Amount.

Nothing contained in this Section 3.4 or elsewhere in this Third Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of the Notes under the circumstances contemplated in Sections 3.3, 3.4, 3.6 and 11.7 of the Base Indenture.

Section 3.5.            Interest and Interest Rates; Maturity Date of Notes. Subject to the Company’s right to defer interest payments pursuant to Section 6.3 hereof, the Notes will bear interest (i) from and including the Original Issue Date to, but excluding, the First Reset Date at the Initial Interest Rate and (ii) from and including the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.889%, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below the Initial Interest Rate.

Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2027 (each, an “Interest Payment Date”), to the Person in whose name such Note is registered at the close of business on the February 1 or August 1 (whether or not a Business Day), as applicable, immediately preceding such Interest Payment Date (each, a “Record Date”). Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Any deferred interest on the Notes will accrue Additional Interest. Additional Interest will be paid to the Holder as of the Record Date immediately preceding the Interest Payment Date upon which such Additional Interest is paid, subject to the Applicable Procedures.

The applicable interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. Unless the Company has validly called all of the outstanding Notes for redemption on a Redemption Date occurring prior to the First Reset Date, the Company will appoint a Calculation Agent for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if the Company has called all of the outstanding Notes for redemption on a Redemption Date occurring prior to the First Reset Date but does not redeem all of the outstanding Notes on such Redemption Date, the Company will appoint a Calculation Agent for the Notes as promptly as practicable after such proposed Redemption Date. The Company may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time; provided that there shall always be a Calculation Agent in respect of the Notes when so required, and the Company shall provide written notice to the Trustee and each Paying Agent setting forth the name of such Calculation Agent. The Company may appoint the Company, the Guarantor or any of their respective Affiliates as Calculation Agent.

Promptly upon determination of the applicable interest rate for any Reset Period, the Calculation Agent will notify the Company of the interest rate for such Reset Period and the Company will promptly notify, or cause the Calculation Agent to promptly notify, the Trustee and each Paying Agent in writing of such interest rate. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at the Company’s principal offices, will be made available to any Holder or beneficial owner of Notes upon request and will be final and binding in the absence of manifest error.

The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of the Calculation Agent’s duties or obligations, nor shall the Trustee be under any obligation to oversee or monitor the Calculation Agent’s performance; and the Trustee shall be entitled to rely conclusively upon any determination made, and any instruction, notice, officer certificate, or other instrument or information provided, by the Calculation Agent, without independent verification, investigation or inquiry of any kind.

The Trustee shall be under no duty to appoint the Calculation Agent, succeed to, assume or otherwise perform any of the duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal, or to remove and replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to its duties and obligations under the terms of the Indenture.

If any Interest Payment Date, Maturity Date or Redemption Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date or Redemption Date, as the case may be.

The Notes will mature on February 15, 2057 (the “Maturity Date”).

Section 3.6.            Method of Payment. The Company covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption pursuant to Article IV hereof, if applicable), and interest on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities; provided that the Company may withhold from payments of interest and upon redemption pursuant to Article IV hereof, if applicable, maturity or otherwise, any amounts the Company is required to withhold by law. Interest shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the person entitled thereto as it appears in the register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2.0 million may specify by written notice to the Company that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depository or its nominee. Any interest on any Note which is payable, but is not punctually paid or duly provided for, and that is not deferred pursuant to Section 6.3 hereof, on any February 15 or August 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)            The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice), and at the same time the Company shall deposit with the Trustee an amount of monies equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such monies when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be delivered to each Holder at its address as it appears in the register, not less than ten (10) calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 3.6.

(b)            The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 3.7.            Currency. Principal and interest on the Notes shall be payable in Dollars.

Section 3.8.            No Sinking Fund. The provisions of Article XII of the Base Indenture shall not be applicable to the Notes.

Section 3.9.            No Conversion or Exchange Rights. The Notes will not be convertible into or exchangeable for any capital stock of the Company.

Section 3.10.          No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee or stockholder (past or present) of the Company or the Guarantor, as such, will have any liability for any of the Company’s or the Guarantor’s obligations under the Notes, the Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 3.11.          Registered Securities; Global Form. The Notes will be issued in the form of one or more fully-registered Global Notes in book-entry form, which will be deposited with, or on behalf of, the Depository. The Notes shall not be issuable in Definitive Notes except as provided in Section 3.12 of this Third Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A hereto. The Company shall execute each Global Note and each Definitive Note, if any. The Trustee shall, in accordance with Section 3.3 of the Base Indenture, authenticate and hold each Global Note as custodian for the Depository, and authenticate each Definitive Note, if any. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or a custodian at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.12.           Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes if:

(i)             the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within ninety (90) days after the date of such notice from the Depository; or

(ii)            the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.4 and 3.6 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.12 or Sections 3.4 and 3.6 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.12(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.12(c) or (d) hereof.

(b)            Legend. Any Global Note issued under this Third Supplemental Indenture shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE BASE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.12 OF THE THIRD SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.12 OF THE THIRD SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.9 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(c)            Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depository, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes will require compliance with either subparagraph (i) or (ii) below, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 3.12(c)(i).

(ii)            All Other Transfers of Beneficial Interests in Global Notes. In connection with all transfers of beneficial interests that are not subject to Section 3.12(c)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar both:

(A)           a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.12(g) hereof.

(d)            Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.12(c)(ii) hereof and receipt of a Company Order, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.12(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.12(d) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the persons in whose names such Notes are so registered.

(e)            Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 3.12 hereof, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(f)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.12(f), the Security Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a written request to register such a transfer, the Security Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(g)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.9 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Section 3.13.           General Provisions Relating to Transfers and Exchanges.

(a)            To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 3.12 hereof.

(b)            No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.4 and 9.6 of the Base Indenture).

(c)            The Security Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)            Neither the Security Registrar nor the Company will be required:

(i)             to issue or register the transfer or exchange of any Note during a period beginning at the opening of business fifteen (15) days before any selection of Notes for redemption under Article IV hereof and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed; or

(ii)            to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii)            to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(f)            Prior to due presentment for the registration of a transfer of any Note, the Trustee and the Company may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee or the Company shall be affected by notice to the contrary.

(g)            The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.3 of the Base Indenture.

(h)            All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Article III to effect a registration of transfer or exchange may be submitted by facsimile.

Section 3.14.          Subordination of Notes. The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Notes and the payment of the principal of, premium, if any, and interest (including Additional Interest), if any, on, and all other amounts due on or in respect of, the Notes are hereby expressly subordinated and junior in right of payment, to the extent and in the manner set forth in Sections 3.14 through 3.18 hereof, to the prior payment in full of all Senior Debt of the Company. Notwithstanding Section 1.11 of the Base Indenture, the provisions of Sections 3.14 through 3.18 hereof are intended for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Company and their respective representatives.

Section 3.15.          No Payment When Senior Debt in Default. If the Company defaults in the payment of any principal of, premium, if any, or interest on any Senior Debt of the Company when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration of maturity or otherwise, in each case subject to any applicable grace period, then, unless and until such payment default has been cured or waived or otherwise has ceased to exist or such Senior Debt has been discharged or paid in full, the Company shall not, directly or indirectly:

(a)            make any payment or distribution of any kind or character, whether in cash, property or securities, on account of the principal of, premium, if any, or interest (including Additional Interest), if any, on, or any other amount due on or in respect of, the Notes;

(b)            acquire any of the Notes, including by repurchase, for cash or property; or

(c)            make any payment on account of any redemption of the Notes.

If, notwithstanding the foregoing, the Trustee or any Holder receives any payment or distribution prohibited by this Section 3.15, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of the applicable Senior Debt of the Company or their representative or representatives for application to the payment of such Senior Debt to the extent necessary to pay such Senior Debt in full.

Section 3.16.          Distribution Upon Liquidation or Reorganization. Upon (i) any distribution of assets of the Company to creditors, (ii) any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its property, or (iii) any assignment by the Company for the benefit of creditors:

(a)            the holders of all Senior Debt of the Company shall first be entitled to receive payment in full of all amounts due thereon before the Holders or the Trustee shall be entitled to receive any payment or distribution on account of the principal of, premium, if any, or interest (including Additional Interest), if any, on, or any other amount due on or in respect of, the Notes;

(b)            any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled but for the provisions of Sections 3.14 through 3.18 hereof shall be paid or delivered by the Person making such payment or distribution directly to the holders of Senior Debt of the Company or their representative or representatives, to the extent necessary to pay such Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt; and

(c)            if any payment or distribution described in clause (b) above is received by the Trustee or any Holder before all Senior Debt of the Company has been paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Company or their representative or representatives for application to the payment of such Senior Debt to the extent necessary to pay such Senior Debt in full.

Section 3.17.          Subrogation; Obligations Unconditional; Rights Not Impaired. Subject to the payment in full of all Senior Debt of the Company, the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Notes shall have been paid in full. For purposes of such subrogation, no payment or distribution to the holders of Senior Debt pursuant to Sections 3.14 through 3.18 hereof that otherwise would have been made to the Holders, and no payment over by the Trustee or any Holder pursuant to such Sections, shall, as between the Company, its creditors other than the holders of Senior Debt and the Holders, be deemed to be a payment by the Company on account of such Senior Debt.

Nothing contained in Sections 3.14 through 3.18 hereof or elsewhere in the Indenture or the Notes shall impair, as between the Company and the Holders, and subject to the Company’s right to defer interest payments pursuant to Section 6.3 hereof, the absolute and unconditional obligation of the Company to pay the principal of, premium, if any, and interest (including Additional Interest), if any, on the Notes as and when the same shall become due and payable in accordance with their terms, or prevent the Trustee or any Holder from exercising any remedy otherwise permitted by applicable law, subject in each case to the rights of the holders of Senior Debt under Sections 3.14 through 3.18 hereof.

No right of any present or future holder of Senior Debt of the Company to enforce the subordination provided in Sections 3.14 through 3.18 hereof shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms of the Indenture. The rights of the holders of Senior Debt under Sections 3.14 through 3.18 hereof shall apply irrespective of any amendment, modification or waiver of any term of such Senior Debt.

No amendment, modification or supplement to the Indenture or the Notes shall change the subordination of any outstanding Senior Debt of the Company in a manner adverse to the holders thereof without the consent of each holder of such Senior Debt adversely affected thereby.

Section 3.18.          Effectuation of Subordination; Trustee Matters.

(a)            Each Holder of a Note, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Sections 3.14 through 3.18 hereof and appoints the Trustee its attorney-in-fact for any and all such purposes.

(b)            The Company shall give prompt written notice to the Trustee and each Paying Agent of any fact known to the Company that would prohibit the making of any payment to or by the Trustee or the Paying Agent in respect of the Notes pursuant to Sections 3.14 through 3.18 hereof. The Trustee and the Paying Agent shall not be charged with knowledge of the existence of any such fact unless and until a Responsible Officer of the Trustee or an officer of the applicable Paying Agent responsible for the administration of its duties under the Indenture, as applicable, has received written notice thereof from the Company, a holder of Senior Debt of the Company or a representative thereof and, prior to the receipt of any such written notice, the Trustee and the Paying Agent shall be entitled to assume conclusively that no such fact exists. Notwithstanding the foregoing, if a Responsible Officer of the Trustee or an officer of the applicable Paying Agent responsible for the administration of its duties under the Indenture, as applicable, shall not have received, at least three Business Days prior to the date upon which any money may become payable under the Indenture for any purpose (including the payment of the principal of, premium, if any, or interest (including Additional Interest), if any, on, or the Redemption Price of, any Note), the notice with respect to such money provided for in this Section 3.18(b), then the Trustee and the Paying Agent shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary received by it within three Business Days prior to such date.

(c)            Upon any payment or distribution of assets of the Company referred to in Section 3.16 hereof, the Trustee, the Paying Agent and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such proceeding is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or other Person making such payment or distribution for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amounts thereof and all other facts pertinent thereto or to Sections 3.14 through 3.18 hereof.

(d)            The Trustee and the Paying Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holder if the Trustee or the Paying Agent mistakenly pays over or distributes to the Holders, the Company or any other Person, without gross negligence or willful misconduct on its part (as determined by a final non-appealable order of a court of competent jurisdiction), any cash, property or securities to which any holder of Senior Debt would be entitled by virtue of Sections 3.14 through 3.18 hereof. With respect to the holders of Senior Debt, the Trustee and the Paying Agent, as applicable, undertake to perform only such duties and obligations as are specifically set forth in Sections 3.14 through 3.18 hereof, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into the Indenture against the Trustee or the Paying Agent.

(e)            The Trustee in its individual capacity shall be entitled to all the rights set forth in Sections 3.14 through 3.18 hereof with respect to any Senior Debt of the Company that may at any time be held by it to the same extent as any other holder of Senior Debt. Nothing in Sections 3.14 through 3.18 hereof shall apply to or subordinate any claim of, or payment to, the Trustee under Section 6.7 of the Base Indenture.

(f)            Any Paying Agent shall be subject to the provisions of Sections 3.14 through 3.18 hereof applicable to the Trustee in its capacity as recipient or distributor of payments on the Notes.

Section 3.19.          Agreement to Certain Tax Treatment. The Company agrees, and each Holder and beneficial owner of the Notes, by accepting a Note or a beneficial interest therein, will be deemed to have agreed, to treat the Notes as indebtedness for all U.S. federal, state and local tax purposes.

Article IV

REDEMPTION

The provisions of Article XI of the Base Indenture, as amended by the provisions of this Third Supplemental Indenture, shall apply to the Notes.

Section 4.1.            Optional Redemption.

(a)            The Company shall have the right to redeem the Notes at its option and in its sole discretion, in whole or from time to time in part, on one or more occasions, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, (i) on any day during the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date.

(b)            The Company shall have the right to redeem the Notes at its option, in whole, but not in part, at any time within 120 days after the occurrence of a Tax Event, at a Redemption Price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(c)            The Company shall have the right to redeem the Notes at its option, in whole, but not in part, at any time within 120 days after the occurrence of a Rating Agency Event, at a Redemption Price equal to 102% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(d)            The Company shall not redeem the Notes pursuant to this Section 4.1 on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured on or prior to such date.

Section 4.2.            Notice of Optional Redemption; Selection of Notes. Notwithstanding anything in the Indenture to the contrary, installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the Holders thereof as of the close of business on the relevant Record Date, except that, if the Redemption Date for any Notes falls on any day during an Optional Deferral Period, accrued and unpaid interest on such Notes will be paid on such Redemption Date to the Persons entitled to receive the Redemption Price of such Notes. For the avoidance of doubt, the Interest Payment Date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.

In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 4.1 hereof, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be delivered, the Trustee in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such redemption not fewer than ten (10) calendar days nor more than sixty (60) calendar days prior to the Redemption Date (or longer in the case of a satisfaction and discharge of the Indenture) to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the register; provided that if the Company makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee; provided further that the text of the notice shall be prepared by the Company. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers, if any, of the Notes being redeemed, (iii) the Redemption Date, (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that, unless the Company defaults in the payment of the Redemption Price, on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Notes are to be redeemed, the Company will give the Trustee written notice of the Redemption Date as to the aggregate principal amount of Notes to be redeemed not fewer than ten (10) calendar days prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.2, the Company will deposit with the Paying Agent an amount of monies in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof), on a pro rata basis or such other method the Trustee deems fair and appropriate or is required by the Depository. The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

Section 4.3.            Payment of Notes Called for Redemption by the Company. If notice of redemption has been given as provided in Section 4.2 hereof, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Company shall default in the payment of such Notes at the Redemption Price, so long as the Paying Agent holds funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, then (a) such Notes will cease to be outstanding on and after the Redemption Date, (b) interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date, (c) on and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price), such Notes will cease to be entitled to any benefit or security under this Indenture, and (d) the Holders of the Notes shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Article V

GUARANTEE

This Article V shall replace Article XIV of the Base Indenture with respect to the Notes only.

Section 5.1.            Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that the Notes shall be entitled to the benefits of a Guarantee. Accordingly, subject to the Company’s right to defer interest payments pursuant to Section 6.3 hereof and the provisions of this Article V, the Guarantor hereby fully and unconditionally guarantees, on a subordinated unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee or its successor or assign, and to the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price upon redemption pursuant to Article IV hereof), premium, if any, and interest (including Additional Interest), if any, on the Notes shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in this Article V (collectively, the “Guarantee Obligations”). In the event of a default in the payment of principal of (including the Redemption Price upon redemption pursuant to Article IV hereof), premium, if any, or interest (including Additional Interest), if any, on any Note, the Holder of such Note and the Trustee shall have the right (but not the obligation) to institute a proceeding directly against the Guarantor to enforce the Guarantee without first proceeding against the Company.

Subject to the provisions of this Article V, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind (except as expressly required by the Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including, but not limited to, the principal, premium, if any, and interest on the Notes and all other costs provided for under the Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Section 7.2 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 5.2.            Execution and Delivery of Guarantee.

(a)            To evidence the Guarantee set forth in Section 5.1 hereof, the Guarantor agrees that a Notation of Guarantee substantially in the form included in Exhibit B hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Third Supplemental Indenture shall be executed on behalf of the Guarantor by an Officer of the sole general partner of the Guarantor.

(b)            The Guarantor agrees that the Guarantee set forth in this Article V shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

(c)            If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d)            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Third Supplemental Indenture on behalf of the Guarantor.

Section 5.3.            Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

(a)            The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article V shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b)            The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 5.4.            Application of Certain Terms and Provisions to the Guarantor.

(a)            For purposes of any provision of the Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 of the Base Indenture shall apply to the Guarantor as if references therein to the Company were references to the Guarantor; provided that, in the case of any Officers’ Certificate delivered by the Guarantor, references to officers of the Company in the definition of “Officers’ Certificate” shall be deemed to refer to officers of the sole general partner of the Guarantor.

(b)            Upon any demand, request or application by the Guarantor to the Trustee to take any action under the Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 1.2 of the Base Indenture, as if all references therein to the Company were references to the Guarantor.

Section 5.5.            Subordination of Guarantee. The Guarantor covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that the Guarantee Obligations and all payments made by or on behalf of the Guarantor pursuant to the Guarantee are hereby expressly subordinated and junior in right of payment, to the extent and in the manner set forth in Sections 5.5 through 5.9 hereof, to the prior payment in full of all Senior Debt of the Guarantor. Notwithstanding Section 1.11 of the Base Indenture, the provisions of Sections 5.5 through 5.9 hereof are intended for the benefit of, and shall be enforceable by, the holders of Senior Debt of the Guarantor and their respective representatives.

Section 5.6.            No Payment When Senior Debt in Default. If the Guarantor defaults in the payment of any principal of, premium, if any, or interest on any Senior Debt of the Guarantor when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration of maturity or otherwise, in each case subject to any applicable grace period, then, unless and until such payment default has been cured or waived or otherwise has ceased to exist or such Senior Debt has been discharged or paid in full, the Guarantor shall not, directly or indirectly:

(a)            make any payment or distribution of any kind or character, whether in cash, property or securities, on account of any Guarantee Obligation, including the principal of, premium, if any, or interest (including Additional Interest), if any, on, or any other amount due on or in respect of, the Notes;

(b)            make any payment on account of the acquisition of any Notes, including any repurchase of Notes, for cash or property; or

(c)            make any payment on account of any redemption of the Notes.

If, notwithstanding the foregoing, the Trustee or any Holder receives any payment or distribution prohibited by this Section 5.6, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of the applicable Senior Debt of the Guarantor or their representative or representatives for application to the payment of such Senior Debt to the extent necessary to pay such Senior Debt in full.

Section 5.7.            Distribution Upon Liquidation or Reorganization. Upon (i) any distribution of assets of the Guarantor to creditors, (ii) any dissolution, winding up, liquidation or reorganization of the Guarantor, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceeding relating to the Guarantor or its property, or (iii) any assignment by the Guarantor for the benefit of creditors:

(a)            the holders of all Senior Debt of the Guarantor shall first be entitled to receive payment in full of all amounts due thereon before the Holders or the Trustee shall be entitled to receive any payment or distribution pursuant to the Guarantee;

(b)            any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled pursuant to the Guarantee but for Sections 5.5 through 5.9 hereof shall be paid or delivered by the Person making such payment or distribution directly to the holders of Senior Debt of the Guarantor or their representative or representatives, to the extent necessary to pay such Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt; and

(c)            if any payment or distribution described in clause (b) above is received by the Trustee or any Holder before all Senior Debt of the Guarantor has been paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Guarantor or their representative or representatives for application to the payment of such Senior Debt to the extent necessary to pay such Senior Debt in full.

Section 5.8.            Subrogation; Guarantee Obligations Unconditional; Rights Not Impaired. Subject to the payment in full of all Senior Debt of the Guarantor, the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Guarantor applicable to such Senior Debt until all Guarantee Obligations shall have been paid in full. For purposes of such subrogation, no payment or distribution to the holders of Senior Debt pursuant to Sections 5.5 through 5.9 hereof that otherwise would have been made to the Holders, and no payment over by the Trustee or any Holder pursuant to such Sections, shall, as between the Guarantor, its creditors other than the holders of Senior Debt and the Holders, be deemed to be a payment by the Guarantor on account of such Senior Debt.

Nothing contained in Sections 5.5 through 5.9 hereof or elsewhere in the Indenture, the Notes or the Guarantee shall impair, as between the Guarantor and the Holders, and subject to the Company’s right to defer interest payments pursuant to Section 6.3 hereof, the limitations set forth in Section 5.3 hereof and the rights of holders of Senior Debt under Sections 5.5 through 5.9 hereof, the absolute and unconditional obligations of the Guarantor under the Guarantee, or prevent the Trustee or any Holder from exercising any remedy otherwise permitted by applicable law, subject in each case to the rights of holders of Senior Debt under Sections 5.5 through 5.9 hereof.

No right of any present or future holder of Senior Debt of the Guarantor to enforce the subordination provided in Sections 5.5 through 5.9 hereof shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any noncompliance by the Guarantor with the terms of the Indenture. The rights of the holders of Senior Debt under Sections 5.5 through 5.9 hereof shall apply irrespective of any amendment, modification or waiver of any term of such Senior Debt.

Except as otherwise provided in Sections 5.5 through 5.9 hereof, nothing contained therein shall prevent the Guarantor from making payments pursuant to the Guarantee in accordance with its terms.

No amendment, modification or supplement to the Indenture, the Notes or the Guarantee shall change the subordination of any outstanding Senior Debt of the Guarantor in a manner adverse to the holders thereof without the consent of each holder of such Senior Debt adversely affected thereby.

Section 5.9.            Effectuation of Subordination; Trustee Matters.

(a)            Each Holder of a Note, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Sections 5.5 through 5.9 hereof and appoints the Trustee its attorney-in-fact for any and all such purposes.

(b)            The Guarantor shall give prompt written notice to the Trustee and each Paying Agent of any fact known to the Guarantor that would prohibit the making of any payment to or by the Trustee or the Paying Agent pursuant to the Guarantee under Sections 5.5 through 5.9 hereof. The Trustee and the Paying Agent shall not be charged with knowledge of the existence of any such fact unless and until a Responsible Officer of the Trustee or an officer of the applicable Paying Agent responsible for the administration of its duties under the Indenture, as applicable, has received written notice thereof from the Guarantor, a holder of Senior Debt of the Guarantor or a representative thereof and, prior to the receipt of any such written notice, the Trustee and the Paying Agent shall be entitled to assume conclusively that no such fact exists. Notwithstanding the foregoing, if a Responsible Officer of the Trustee or an officer of the applicable Paying Agent responsible for the administration of its duties under the Indenture, as applicable, shall not have received, at least three Business Days prior to the date upon which any money may become payable under the Guarantee for any purpose, the notice with respect to such money provided for in this Section 5.9(b), then the Trustee and the Paying Agent shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary received by it within three Business Days prior to such date.

(c)            Upon any payment or distribution of assets of the Guarantor referred to in Section 5.7 hereof, the Trustee, the Paying Agent and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such proceeding is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or other Person making such payment or distribution for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Guarantor, the amounts thereof and all other facts pertinent thereto or to Sections 5.5 through 5.9 hereof.

(d)            The Trustee and the Paying Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Guarantor and shall not be liable to any such holder if the Trustee or the Paying Agent mistakenly pays over or distributes to the Holders, the Company, the Guarantor or any other Person, without gross negligence or willful misconduct on its part (as determined by a final non-appealable order of a court of competent jurisdiction), any cash, property or securities to which any holder of Senior Debt would be entitled by virtue of Sections 5.5 through 5.9 hereof. With respect to holders of Senior Debt, the Trustee and the Paying Agent, as applicable, undertake to perform only such duties and obligations as are specifically set forth in Sections 5.5 through 5.9 hereof, and no implied covenants or obligations with respect to holders of Senior Debt shall be read into the Indenture against the Trustee or the Paying Agent.

(e)            The Trustee in its individual capacity shall be entitled to all the rights set forth in Sections 5.5 through 5.9 hereof with respect to any Senior Debt of the Guarantor that may at any time be held by it to the same extent as any other holder of Senior Debt. Nothing in Sections 5.5 through 5.9 hereof shall apply to or subordinate any claim of, or payment to, the Trustee under Section 6.7 of the Base Indenture.

(f)            Any Paying Agent shall be subject to the provisions of Sections 5.5 through 5.9 hereof applicable to the Trustee in its capacity as recipient or distributor of payments pursuant to the Guarantee.

Article VI

OPTION TO DEFER INTEREST PAYMENTS AND ADDITIONAL COVENANTS

The following provisions shall apply with respect to the Notes so long as any of the Notes remain outstanding.

Section 6.1.            Maintenance of Office or Agency. The Company will maintain an office or agency in the United States where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or redemption and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. As of the date of the Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office; provided that the Corporate Trust Office shall not be an office for service of legal process on the Company or any Guarantor.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent and Security Registrar and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 6.2.            Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 6.11 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 6.3.            Option to Defer Interest Payments. So long as no Event of Default with respect to the Notes has occurred and is continuing, the Company may, at its option, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to five consecutive years (each such period, commencing on the date that the first such interest payment would otherwise have been made on the Notes, an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Maturity Date, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Notes until the Company has paid all accrued and unpaid interest on the Notes from the previous Optional Deferral Period, including any Additional Interest. The Company may not partially pay deferred interest and Additional Interest during an Optional Deferral Period. When the Company concludes an Optional Deferral Period, the accrued and unpaid interest, including any Additional Interest, due shall be paid to the Holder as of the Record Date immediately preceding the Interest Payment Date upon which the Optional Deferral Period concludes, subject to the applicable procedures of the Depository. If the Company intends to conclude an Optional Deferral Period, it shall provide written notice no later than five (5) Business Days prior to the applicable Interest Payment Date of the amount of accrued and unpaid interest (including Additional Interest) that will be paid on such Interest Payment Date.

Any deferred interest on the Notes will accrue Additional Interest. Once the Company pays all deferred interest payments on the Notes, including any Additional Interest accrued on such deferred interest, the Company may again defer interest payments on the Notes as described above, but not beyond the Maturity Date.

The Company will give the Trustee written notice from an Officer of its election to begin an Optional Deferral Period at least one Business Day before the Record Date for the next Interest Payment Date, which notice shall contain an instruction for the Trustee to forward such notice to the Holders of the Notes. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement of an Optional Deferral Period with respect to the Notes unless the Company pays such interest within five Business Days after such Interest Payment Date (without the accrual of Additional Interest during such five-Business-Day period), which shall be distributed to Holders of record as of the Record Date, whether or not the Company provides a notice of deferral. For the avoidance of doubt, the foregoing sentence shall not apply to the extent an Optional Deferral Period is currently ongoing. The Trustee and the Paying Agent shall not be responsible for determining the amount of, or the existence of, Additional Interest due for any Optional Deferral Period, and the Trustee shall have no obligation to deliver notice to Holders absent receipt of the aforementioned written notice.

Section 6.4.            Certain Limitations During an Optional Deferral Period. During an Optional Deferral Period, the Company and the Guarantor will not do any of the following: (i) declare or pay, other than a Permitted REIT Status Dividend, any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment on any capital stock of the Company or equity interests in the Guarantor; provided that the Guarantor shall be permitted to make a distribution on its equity interests in an amount not to exceed the amount necessary for the Company to pay a declared Permitted REIT Status Dividend; (ii) pay any principal of, or interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Company or the Guarantor that rank equally with, or junior to, the Notes in right of payment (including subordinated debt securities of any other series issued under the Base Indenture); or (iii) make any payments with respect to any guarantee by the Company or the Guarantor of indebtedness if the guarantee ranks equally with or junior to the Notes in right of payment.

However, the foregoing restrictions will not apply to: (a) purchases, redemptions or other acquisitions of capital stock of the Company or equity interests in the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of the Company’s or the Guarantor’s obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Company or the Guarantor to purchase, redeem or acquire its capital stock or equity interests, as the case may be; (b) any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of the capital stock of the Company, or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (c) the purchase of fractional interests in shares of capital stock of the Company pursuant to the conversion or exchange provisions of the capital stock of the Company or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction; (d) dividends or distributions paid or made in capital stock of the Company (or rights to acquire capital stock of the Company), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of capital stock of the Company) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred; (e) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; (f) payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; (g) any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the Company or the Guarantor to breach the terms of the instrument governing such parity securities; (h) any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Optional Deferral Period commences; or (i) for the avoidance of doubt, the conversion of shares of convertible capital stock of the Company, if any, in accordance with the terms of such convertible capital stock.

For the avoidance of doubt, the foregoing restrictions will not prohibit the Company or the Guarantor from making payments on, borrowing under, repaying, repurchasing, redeeming, refinancing, replacing, renewing or extending any Senior Debt, including obligations under the Company’s unsecured senior line of credit or commercial paper program.

Section 6.5.            Provision of Financial Reporting Information. For so long as the Notes are outstanding, if at any time the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall, at its option, (i) post on a publicly available website, (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (any such data system, a “Confidential Datasite”), or (iii) deliver to the Trustee and the Holders of the Notes, in each case within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that would have been required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, had the Company been subject to such Exchange Act reporting requirements. The Trustee shall have no obligation to determine whether or not such reports, information, statements or documents have been filed, posted or delivered. Delivery of such reports, information, statements and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture. If the Company elects to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided upon request to the Holders and the beneficial owners of and bona fide potential investors in the Notes.

Article VII

DEFAULTS AND REMEDIES

Sections 7.1, 7.2, 7.3 and 7.4 hereof shall replace Sections 5.1, 5.2, 5.7, and 6.2 respectively, of the Base Indenture with respect to the Notes only.

Section 7.1.            Events of Default.

“Event of Default,” wherever used herein or in the Base Indenture with respect to the Notes, means any one of the following events:

(a)            default in the payment of any interest (including any Additional Interest) on the Notes when it becomes due and payable, and continuance of that default for a period of thirty (30) days (unless the entire amount of the payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such 30-day period); provided, however, that a valid deferral of interest payments pursuant to Section 6.3 hereof shall not constitute a default in the payment of interest for purposes of this Section 7.1(a);

(b)            default in the payment of principal of, premium on or Redemption Price due with respect to, the Notes when the same become due and payable;

(c)            default in the performance or breach of any other covenant or warranty by the Company or the Guarantor in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than the Notes), which default continues uncured for a period of ninety (90) calendar days after the Company receives written notice from the Trustee or the Company and the Trustee receive written notice from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; and

(d)            the Company, the Guarantor or any Significant Subsidiary pursuant to or under or within meaning of any Bankruptcy Law:

(i)             commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company, the Guarantor or a Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Company, the Guarantor or a Significant Subsidiary; or

(ii)            consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, the Guarantor or a Significant Subsidiary; or

(iii)           consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)          makes a general assignment for the benefit of creditors; or

(v)           generally is unable to pay its debts as the same become due, or

(e)            an involuntary case or other proceeding shall be commenced against the Company, the Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company, the Guarantor or a Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Company, the Guarantor or a Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days; or

(f)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

(i)             is for relief against the Company, the Guarantor or any Significant Subsidiary in an involuntary case or proceeding;

(ii)            appoints a Custodian of the Company, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Company, the Guarantor or a Significant Subsidiary; or

(iii)           orders the liquidation of the Company, the Guarantor or a Significant Subsidiary; and, in each case in this clause (f), the order or decree remains unstayed and in effect for sixty (60) calendar days.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 7.2.            Acceleration of Maturity; Rescission and Annulment. If an Event of Default specified in Section 7.1(a) or Section 7.1(b) hereof with respect to the Notes at the time outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may, by a notice in writing to the Company (and to the Trustee if given by the Holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest (including Additional Interest), if any, on all of the Notes, and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest (including Additional Interest), if any, shall become immediately due and payable. If an Event of Default specified in Section 7.1 (d), (e) or (f) hereof shall occur, the principal amount (or specified amount) of and accrued and unpaid interest (including Additional Interest), if any, on all outstanding Notes will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes. If an Event of Default specified in Section 7.1(c) hereof occurs and is continuing, neither the Trustee nor any Holder shall be entitled to declare the principal of or accrued and unpaid interest on the Notes immediately due and payable as a result of such Event of Default, but the Trustee and the Holders may exercise any other rights and remedies available under the Indenture.

At any time after a declaration of acceleration with respect to Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest (including Additional Interest), if any, with respect to the Notes, have been cured or waived as provided in Section 5.13 of the Base Indenture. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

Section 7.3.            Limitation on Suits. No Holder of the Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless:

(a)            such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes;

(b)            the Holders of at least 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder,

(c)            such Holder or Holders have offered, and, if requested, provided to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)            the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of at least 25% in principal amount of the outstanding Notes.

Section 7.4.            Notice of Defaults. If a Default occurs with respect to the Notes and is actually known to a Responsible Officer of the Trustee, the Trustee will send to Holders of Notes notice of such Default within 90 days after a Responsible Officer of the Trustee has knowledge of such Default, unless such Default shall have been cured or waived. Except in the case of a Default in payment of principal of, premium, if any, or interest on the Notes, the Trustee may withhold the notice if and so long as a Responsible Officer determines that withholding the notice is in the interests of the Holders of the Notes.

Article VIII

AMENDMENTS AND WAIVERS

Section 8.1 hereof shall replace Section 9.1 of the Base Indenture with respect to the Notes only, and Section 8.2 hereof shall supplement Section 9.2 of the Base Indenture with respect to the Notes only.

Section 8.1.            Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, the Guarantor and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a)            to cure any ambiguity or omission, to correct or supplement any provision of the Indenture, the Notes or the Guarantee which may be defective or inconsistent with any other provision therein, provided that such action shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Company;

(b)            to evidence a successor to the Company as obligor or to the Guarantor as guarantor in accordance with Sections 8.2 and 8.4 of the Base Indenture, as applicable;

(c)            to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(d)            to add any additional Events of Default;

(e)            to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form;

(f)            to make any change that does not adversely affect the interests of the Holders of any Notes then outstanding;

(g)            to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(h)            to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(i)             to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(j)             to reflect the release of the Guarantor as guarantor, in accordance with the Indenture;

(k)            to add guarantees with respect to the Notes; and

(l)             to conform the text of the Indenture, any Guarantee or the Notes to any provision of the description thereof set forth in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision of the Indenture, such Guarantee or the Notes (as certified in an Officers’ Certificate).

Upon the written request of the Company, accompanied by a copy of the resolutions of each of the Board of Directors of the Company and the Board of Directors of the sole general partner of the Guarantor authorizing the execution of any supplemental indenture and the delivery of the documents required by Section 9.3 of the Base Indenture, the Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.2 of the Base Indenture.

Section 8.2.            Additional Consent Requirements. In addition to the limitations set forth in Section 9.2 of the Base Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, (a) modify the provisions of the Indenture relating to the subordination of the Notes or the Guarantee in a manner adverse to the Holders of the Notes or (b) release the Guarantee other than in accordance with the Indenture.

Article IX

MEETINGS OF HOLDERS OF NOTES

Section 9.1.            Purposes for Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article IX to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by the Indenture to be made, given or taken by Holders.

Section 9.2.            Call, Notice and Place of Meetings.

(a)            The Trustee may at any time call a meeting of Holders for any purpose specified in Section 9.1 hereof, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6 of the Base Indenture, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

(b)            In case at any time the Company, the Guarantor or the Holders of at least 25% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 9.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Guarantor, if applicable, or the Holders in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.

Section 9.3.            Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders, a person shall be (1) a Holder of one or more outstanding Notes, or (2) a person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders; provided, that none of the Company, any other obligor upon the Notes or any Affiliate of the Company shall be entitled to vote at any meeting of Holders or be counted for purposes of determining a quorum at any such meeting in respect of any Notes owned by such persons. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Company and its counsel.

Section 9.4.            Quorum; Action. The persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within thirty (30) minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2 hereof, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

Except as limited by Section 9.2 of the Base Indenture and Section 8.2 hereof, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by Section 9.2 of the Base Indenture and Section 8.2 hereof, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section 9.4 shall be binding on all the Holders, whether or not such Holders were present or represented at the meeting.

Section 9.5.            Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)            Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b)            The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.2(b) hereof, in which case the Company, the Guarantor or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting.

(c)            At any meeting, each Holder or proxy shall be entitled to one (1) vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(d)            Any meeting of Holders duly called pursuant to Section 9.2 hereof at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 9.6.            Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 hereof and, if applicable, Section 9.4 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one (1) such copy shall be delivered to the Company and the Guarantor, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Article X

MISCELLANEOUS PROVISIONS

Section 10.1.          Ratification of Indenture. Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

Section 10.2.          Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Third Supplemental Indenture is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

Section 10.3.          Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of an original of this Third Supplemental Indenture and signature pages for all purposes.

Section 10.4.          Notices to Holders. Except as otherwise provided in the Indenture, notices to Holders of the Notes will be given by mail to the addresses of Holders of the Notes as they appear in the Note register; provided that notices given to Holders holding Notes in book-entry form may be given electronically through the facilities of the Depository or any successor depository.

Section 10.5.          Successors and Assigns. This Third Supplemental Indenture shall be binding upon the Company and each Guarantor, and their respective successors and assigns and inure to the benefit of the respective successors and assigns of the Trustee and the Holders.

Section 10.6.          Time of the Essence. Time is of the essence with regard to the Company’s and the Guarantors’ performance of their respective obligations hereunder.

Section 10.7.          Rights of Holders Limited. Notwithstanding anything herein to the contrary, the rights of Holders with respect to this Third Supplemental Indenture and the Guarantee shall be limited in the manner and to the extent the rights of Holders are limited under the Indenture with respect to the Indenture and the Securities.

Section 10.8.          Rights and Duties of Trustee. The rights and duties of the Trustee shall be determined by the express provisions of the Base Indenture and, except as expressly set forth in this Third Supplemental Indenture, nothing in this Third Supplemental Indenture shall in any way modify or otherwise affect the Trustee’s rights and duties thereunder. The Trustee makes no representation or warranty, express or implied, as to the validity of this Third Supplemental Indenture and, except insofar as relates to the validity hereof with respect to the Trustee specifically, the Trustee shall not be liable in connection therewith. The Trustee makes no representation or warranty, express or implied, as to the accuracy or completeness of any information contained in any offering or disclosure document related to the sale of the Notes, except for such information that specifically pertains to the Trustee itself, or any information incorporated therein by reference as it relates specifically to the Trustee. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), excluding any creditor relationship listed in Trust Indenture Act Section 311(b), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture.

Section 10.9.          Notices. Any notice or communication by the Company, the Guarantor or the Trustee made pursuant to the provisions of the Indenture or the Notes shall be in writing, including facsimile and email, and delivered in person, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company or the Guarantor:

Alexandria Real Estate Equities, Inc.
26 North Euclid Avenue
Pasadena, California 91101
Attention: General Counsel
Telephone: (626) 578-0777
Facsimile: (626) 578-0770

if to the Trustee:

U.S. Bank Trust Company, National Association, as Trustee

Corporate Trust Office

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention: B. Scarbrough (Alexandria Real Estate Equities)

Any notice or communication by the Company, the Guarantor or the Trustee to the Company or the Guarantor, or by a Holder of the Notes to the Company or the Guarantor, shall be deemed given or made as of the date delivered if delivered in the manner provided above. Notwithstanding any other provision herein, any notice or communication to the Trustee shall only be deemed delivered upon receipt.

The Company, the Guarantor or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any communication sent to Trustee under this Indenture that requires a signature must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by an authorized representative of the Company). The Company agrees to assume all risks arising out of its use of digital signatures and electronic methods to submit communications to Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depository and shall be deemed to be duly sent or given in writing if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with the Depository’s Applicable Procedures.

Any notice or communication to a Holder of the Notes shall be delivered to his address shown on the register kept by the Security Registrar. Failure to mail a notice or communication to a Holder of the Notes or any defect in it shall not affect its sufficiency with respect to other Holders of the Notes or any other series of Securities.

If a notice or communication is delivered in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it. If a notice or communication is delivered in person, by courier or by facsimile transmission (with confirmation of receipt) within the time prescribed, it is duly given.

If the Company or the Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

Section 10.10.        Headings, etc. The headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.11.        Conflicts. In the event of any conflict between the terms of this Third Supplemental Indenture and the terms of the Indenture, the terms of this Third Supplemental Indenture shall control.

Section 10.12.        Trust Indenture Act Controls. If any provision of this Third Supplemental Indenture limits, qualifies, or conflicts with another provision that is required or deemed to be included in this Third Supplemental Indenture by the Trust Indenture Act, such required or deemed provision shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

ALEXANDRIA REAL ESTATE EQUITIES, INC., as Issuer

By:	/s/ Marc E. Binda
Name: Marc E. Binda
Title: Chief Financial Officer and Treasurer

ALEXANDRIA REAL ESTATE EQUITIES, L.P., as Guarantor

By:	ARE-QRS Corp.,
its General Partner

By:	/s/ Marc E. Binda
Name: Marc E. Binda
Title: Chief Financial Officer and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE BASE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.12 OF THE THIRD SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE OR IN PART PURSUANT TO SECTION 3.12 OF THE THIRD SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.9 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
7.250% SERIES A FIXED-TO-FIXED RESET RATE
JUNIOR SUBORDINATED NOTES DUE 2057

No. [●]

CUSIP No.: 015271BG3

ISIN: US015271BG35

$[●]

Alexandria Real Estate Equities, Inc., a Maryland corporation (herein called the “Company,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [●] DOLLARS ($[●]), or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note, on February 15, 2057 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, subject to the Company’s right to defer interest payments in accordance with Section 6.3 of the Third Supplemental Indenture, semi-annually on February 15 and August 15 of each year, commencing February 15, 2027, on said principal sum at said office or agency, in like coin or currency, at the applicable rate per annum determined in accordance with Section 3.5 of the Third Supplemental Indenture, from the February 15 or August 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from August 21, 2026 until payment of said principal sum has been made or duly provided for. The Company shall pay interest to Holders of record of the Notes on the February 1 or August 1 (whether or not a Business Day) immediately preceding the applicable February 15 or August 15 interest payment date, respectively, in accordance with the terms of the Indenture. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the person entitled thereto as it appears in the register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2.0 million may specify by written notice to the Company that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Note by wire transfer of immediately available funds to the account of the Depository or its nominee. Any deferred interest on the Notes will accrue Additional Interest in accordance with the terms of the Indenture.

The Company will have the option to defer payment of all or part of the current and accrued interest otherwise due on the Notes at the times and subject to the terms and conditions set forth in the Indenture.

The indebtedness evidenced by this Note, including the principal hereof, premium, if any, and interest hereon (including Additional Interest), is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Senior Debt of the Company, and each Holder, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:
Name: Marc E. Binda
Title: Chief Financial Officer and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated: August 21, 2026

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

ALEXANDRIA REAL ESTATE EQUITIES, INC.
7.250% SERIES A FIXED-TO-FIXED RESET RATE
JUNIOR SUBORDINATED NOTES DUE 2057

This Note is one of a duly authorized issue of Securities of the Company, designated as its 7.250% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057 (herein called the “Notes”), issued under and pursuant to an Indenture, dated as of February 13, 2025 (herein called the “Base Indenture”), among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee”), as supplemented by the Supplemental Indenture No. 3, dated as of August 21, 2026 (herein called the “Third Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture. In the event of any conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture control.

If an Event of Default with respect to the Notes occurs and is continuing, the principal of, and accrued and unpaid interest (including Additional Interest), if any, on the Notes may be declared to be due and payable, or may automatically become due and payable, in each case only to the extent and in the manner provided in Section 7.2 of the Third Supplemental Indenture.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.2 of the Base Indenture and Section 8.2 of the Third Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default, subject to exceptions set forth in the Indenture.

Subject to the Company’s right to defer interest payments pursuant to Section 6.3 of the Third Supplemental Indenture and the rights of holders of Senior Debt pursuant to Sections 3.14 through 3.18 of the Third Supplemental Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest (including Additional Interest), if any, on this Note when due in accordance with the terms of this Note and the Indenture.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered, book-entry form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company shall have the right to redeem the Notes under certain circumstances as set forth in Article IV of the Third Supplemental Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Each Holder and beneficial owner of the Notes, by accepting a Note or a beneficial interest therein, will be deemed to have agreed to treat the Notes as indebtedness for all U.S. federal, state and local tax purposes.

Except as expressly provided in Article V of the Third Supplemental Indenture, no recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, limited partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Guarantor, the Company or any of the Company’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and

irrevocably

appoint___________________________________________________________________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your
Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

NOTATION OF GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated as of February 13, 2025, among the Guarantor, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 3, dated as of the date hereof (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”)), has fully, unconditionally and absolutely guaranteed on a subordinated unsecured basis the Guarantee Obligations (as defined in Section 5.1 of the Third Supplemental Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest), if any, on the 7.250% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2057 (the “Notes”) to which this notation is affixed, whether at maturity, by acceleration, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders of the Notes or the Trustee all in accordance with the terms set forth in Article V of the Third Supplemental Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption or otherwise.

The Guarantee Obligations are subordinated and junior in right of payment to all Senior Debt of the Guarantor to the extent and in the manner set forth in Article V of the Third Supplemental Indenture.

The obligations of such Guarantor to the Holders of Notes to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article V of the Third Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No past, present or future director, officer, limited partner, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes, and, in the event of any transfer or assignment of rights by any Holder of the Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectability.

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This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

THE TERMS OF ARTICLE V OF THE THIRD SUPPLEMENTAL INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

ALEXANDRIA REAL ESTATE EQUITIES, L.P.

	By:	ARE-QRS Corp., its general partner

Dated: August 21, 2026	By:
Name: Marc E. Binda
Title: Chief Financial Officer and Treasurer

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